Exhibit 99.1

Hydrofarm Holdings Group Announces Termination of $109 Million Senior Secured Term Loan in Connection with Pricing of Aggregate $8.3 Million Registered Direct Offering and Concurrent Private Placement

Shoemakersville, PA, October 27, 2026 — Hydrofarm Holdings Group, Inc. (“Hydrofarm” or the “Company”) (Nasdaq: HYFM), a leading independent manufacturer and distributor of branded supplies and equipment for controlled environment agriculture, today announced that it has entered into definitive agreements for the purchase of 1,599,400 shares of common stock in a registered direct offering at a purchase price of $0.905 priced at-the-market under Nasdaq rules.  In a concurrent private placement, investors also agreed to purchase 7,611,575 unregistered shares of common stock (or pre-funded warrants (“Pre-funded Warrants”) in lieu thereof) and 9,210,975 common stock purchase warrants (“Common Warrants”) at a purchase price of $0.9050. Each Common Warrant is exercisable for one share of common stock at an exercise price of $0.78 and will expire five and a half years from the issuance date. Total gross proceeds from the offering, before deducting the placement agent fee and offering expenses are expected to be approximately $8.3 million. All of the shares of common stock, Pre-funded Warrants, and Common Warrants are being sold by the Company.

Bill Toler, the Company's Chairman and Chief Executive Officer, as well as additional officers and directors of the Company, or their respective affiliates, will participate in the offering on the same terms as the other investors.

ThinkEquity is acting as sole placement agent and advisor to Hydrofarm in connection with the transactions. The Company intends to use the net proceeds for general corporate purposes. The closing of the offering is expected to occur on or about October 27, 2026, subject to satisfaction of customary closing conditions.

In conjunction with the closing of the offering, the Company has entered into agreements with the holders of its Senior Secured Term Loan (the “Term Loan”) and the agent thereunder to issue 27.5 million shares of Series 1 Non-Voting Convertible Preferred Stock and common stock purchase warrants to purchase 27.5 million shares of common stock (“Lender Warrants”) to satisfy the Company’s Term Loan in full. Each share of Series 1 Non-Voting Convertible Preferred Stock converts into one share of common stock. Each Lender Warrant is exercisable for one share of common stock at an exercise price of $0.78. The conversion of the shares of Series 1 Non-Voting Convertible Preferred Stock and exercise of the Lender Warrants are subject to shareholder approval.

The registered direct offering is being made pursuant to a registration statement on Form S-3 (File No. 333-291444) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) on November 12, 2025 under the Securities Act of 1933, as amended (the “Securities Act”) and declared effective on December 10, 2025, the base prospectus dated December 10, 2025 thereunder and a prospectus supplement to the base prospectus to be filed with the SEC. Copies of the final prospectus, when available, may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.  The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

The concurrent private placement of the common shares, Common Warrants, and Pre-funded Warrants, will be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act, or Rule 506 of Regulation D promulgated thereunder. The securities offered and sold by the Company in the private placement have not been registered under the Securities Act, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock, Common Warrants, Pre-funded Warrants, and common stock underlying the Pre-funded Warrants and Common Warrants to be issued in the private placement. Any resale of the Company’s shares under such resale registration statement will be made only by means of a prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Hydrofarm Holdings Group, Inc.

Hydrofarm is a leading independent manufacturer and distributor of supplies and equipment for controlled environment agriculture, including plant nutrition, growing media, horticultural lighting, and climate control solutions, as well as a broad portfolio of innovative proprietary branded products. The Company manufactures its proprietary plant nutrition and growing media brands at its manufacturing center of excellence in Eugene, Oregon. For nearly 50 years, Hydrofarm has helped growers make growing easier and more productive. The Company’s mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency and speed in their grow projects.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "believe," "expect," "intend," "anticipate," "plan," "will," "project," "potential" and similar expressions. They include, among others, statements regarding: the completion and timing of the closing of the registered direct offering and concurrent private placement, and the expected gross proceeds and intended use of the net proceeds; the satisfaction and discharge of the Term Loan through the issuance to the holders of the Term Loan of Series 1 Non-Voting Convertible Preferred Stock and  Lender Warrants, and the release of related liens; the receipt of stockholder approval for the conversion of the Series 1 Non-Voting Convertible Preferred Stock and the issuance of shares upon exercise of the Lender Warrants; the filing and effectiveness of resale registration statements for the securities issued in the concurrent private placement and to the holders of the Term Loan; and the Company's future financial performance, liquidity and capital allocation plans.

These statements are based on management's current expectations and assumptions. They are subject to risks and uncertainties that could cause actual results to differ materially, including: the risk that the offering does not close when expected or at all, including because customary closing conditions are not satisfied; the risk that the conditions to the termination of the Term Loan are not satisfied on time; the risk that stockholders do not approve the conversion of the Series 1 Non-Voting Convertible Preferred Stock or the issuance of the Lender Warrant shares, or that approval is delayed; the risk that the Company cannot file or obtain effectiveness of the required resale registration statements; the dilution to existing stockholders from the issuance of common stock, Pre-Funded Warrants, Common Warrants, Lender Warrants and Series 1 Non-Voting Convertible Preferred Stock, and from any later conversion or exercise; the impact on the market price of the common stock of future sales of shares; the risk that the Company does not regain or maintain compliance with Nasdaq continued listing requirements; and the other factors described under "Risk Factors" in the Company's Annual Report on Form 10-K, subsequent periodic reports, file with the SEC. Forward-looking statements speak only as of the date of this release, and the Company undertakes no obligation to update them except as required by law.

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